EXHIBIT 99.2

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

Laredo Petroleum Announces $200 Million Share Repurchase Program
TULSA, OK - February 14, 2018 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced that its board of directors has authorized a $200 million share repurchase program. The Company may purchase shares in accordance with applicable securities laws from time to time in open market or privately negotiated transactions. The timing, number and value of shares repurchased under the program will be at the discretion of management and the board of directors and will depend on a number of factors, including market conditions, business conditions, the trading price of the Company's common stock and the nature of other investment opportunities available to the Company. The authorization extends through February 16, 2020.
"At current market prices, this program will enable the Company to repurchase approximately 10% of our outstanding shares at, what we believe, is a substantial discount to the true value of the Company." stated Randy A. Foutch, Chairman and Chief Executive Officer. "Our balance sheet strength after the divestment of our interest in the Medallion-Midland Basin pipeline system offers several avenues to accelerate value recognition for our current shareholders. We believe this repurchase program is the most compelling and accretive avenue at this time."
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, and the transportation of oil and natural gas from such properties, primarily in the Permian Basin in West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including, but not limited to, the share repurchase program, are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in other filings with the Securities Exchange

Commission ("SEC") including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017, to be filed with the SEC. These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements.

Statements in this press release regarding share repurchases that are forward-looking are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond our control. Important risk factors could cause future events to differ materially from those currently estimated by management, including, but not limited to the following:

•	Significant disruptions in the equity or debt markets could negatively impact our ability to repurchase shares.

•	Share repurchases may be suspended or discontinued by the Company at any time.

Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Contact:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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